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                                                                     EXHIBIT 9.1
PETRO-CANADA
INTEREST COVERAGE
(ALL AMOUNTS IN MILLIONS OF DOLLARS, EXCEPT AS INDICATED)

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                                                           TWELVE MONTHS ENDED
                                               ----------------------------------------
                                                 MARCH 31, 2003      DECEMBER 31, 2002
                                               ------------------   -------------------
                                                     ACTUAL               ACTUAL
                                               ------------------   -------------------
Interest coverage on long-term debt:

EARNINGS BASIS
  Net earnings                                             1,470                   974
  plus: provision for income taxes                         1,282                   854
        interest expense                                     205                   187
                                               ------------------   -------------------
                                                           2,957                 2,015
                                               ==================   ===================
  Interest expense                                           205                   187
  plus: capitalized interest                                   4                     4
                                               ------------------   -------------------
                                                             209                   191
                                               ==================   ===================
Interest coverage on earnings basis (times)                 14.1                  10.5
                                               ==================   ===================


CASH FLOW BASIS
  Cash flow                                                2,980                 2,276
  plus: interest expense                                     205                   187
        current income taxes                               1,285                   959
                                               ------------------   -------------------
                                                           4,470                 3,422
                                               ==================   ===================
  Interest expense                                           205                   187
  plus: capitalized interest                                   4                     4
                                               ------------------   -------------------
                                                             209                   191
                                               ==================   ===================
Interest coverage on cash flow basis (times)                21.4                  17.9
                                               ==================   ===================
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